EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



In re:                              )      Chapter 11
                                    )
DIRECTV LATIN AMERICA, LLC,         )      Case 03-10805 (PJW)
                                    )
           Debtor.                  )








                 FIRST AMENDED PLAN OF REORGANIZATION OF DIRECTV
                       LATIN AMERICA, LLC UNDER CHAPTER 11
                             OF THE BANKRUPTCY CODE
                             ----------------------

                                TABLE OF CONTENTS

                                                                                                                        PAGE



ARTICLE I                 DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW...................1

           A.        Rules of Interpretation, Computation of Time and Governing Law.......................................1

           B.        Defined Terms........................................................................................2

ARTICLE II                TREATMENT OF UNCLASSIFIED CLAIMS...............................................................13

           A.        Summary.............................................................................................13

           B.        Administrative Expense Claims.......................................................................13

           C.        Priority Tax Claims.................................................................................13

           D.        DIP Facility Claims.................................................................................14

ARTICLE III               CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS................................14

           A.        Summary.............................................................................................14

           B.        Classification and Treatment........................................................................15

           C.        Special Provision Governing Unimpaired Claims.......................................................18

ARTICLE IV                ACCEPTANCE OR REJECTION OF THE PLAN; NONCONSENSUAL CONFIRMATION................................18

           A.        Acceptance by Impaired Classes......................................................................18

           B.        Confirmation of the Plan Without Acceptance by All Classes
                     of Impaired Claims and Old DTVLA Membership Interests...............................................18

ARTICLE V                 MEANS FOR IMPLEMENTATION OF THE PLAN...........................................................19

           A.        Settlement and Compromise with Hughes...............................................................19

           B.        Continued LLC Existence.............................................................................19

           C.        Roll-Up Transactions................................................................................19

           D.        Exit Funding........................................................................................20

           E.        Vesting of Assets and Consummation of the Roll-Up Transaction.......................................20

           F.        Cancellation of Instruments and Securities..........................................................21

           G.        Issuance of New Securities; Execution of Related Documents..........................................21

           H.        LLC Agreement, Executive Committee, and Limited Liability Company Action............................21


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
                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

ARTICLE VI                TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................22

           A.        Assumption and Rejection of Programming Agreements and Other Executory Contracts....................22

           B.        Claims Based on Rejection of Programming Agreements or Other Executory Contracts....................23

           C.        Cure of Defaults for Programming Agreements and Other Executory Contracts...........................23

           D.        Indemnification of Directors, Officers and Employees................................................24

ARTICLE VII               PROVISIONS GOVERNING DISTRIBUTIONS.............................................................24

           A.        Timing and Determination of Amount of Distributions.................................................24

           B.        Methods of Distribution.............................................................................25

           C.        Fractional Cents....................................................................................25

           D.        Undeliverable and Unclaimed Payments................................................................25

           E.        Compliance with Tax Requirements....................................................................26

           F.        Setoffs.............................................................................................26

           G.        Allocation of Distributions between Principal and Interest..........................................27

ARTICLE VIII              PROCEDURES FOR RESOLVING DISPUTED CLAIMS.......................................................27

           A.        Prosecution of Objections to Claims.................................................................27

           B.        Estimation of Claims................................................................................27

           C.        Payments on Disputed Claims.........................................................................27

ARTICLE IX                CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN...............................................28

           A.        Conditions Precedent to Consummation................................................................28

           B.        Waiver of Conditions................................................................................28

           C.        Effect of Vacation of Confirmation Order............................................................29

ARTICLE X                 RELEASE, INJUNCTION AND RELATED PROVISIONS.....................................................29

           A.        Subordination.......................................................................................29

           B.        Limited Releases by the Debtor......................................................................29

           C.        Preservation of Causes of Action; Treatment of Avoidance Actions....................................30

           D.        Exculpation.........................................................................................30

           E.        Injunction..........................................................................................31


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
                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                                        PAGE

ARTICLE XI                RETENTION OF JURISDICTION......................................................................31

ARTICLE XII               MISCELLANEOUS PROVISIONS.......................................................................33

           A.        The Committee.......................................................................................33

           B.        Payment of Statutory Fees...........................................................................33

           C.        Discharge of The Debtor.............................................................................33

           D.        Modification of Plan................................................................................34

           E.        Revocation of Plan..................................................................................34

           F.        Successors and Assigns..............................................................................34

           G.        Reservation of Rights...............................................................................34

           H.        Section 1146 Exemption..............................................................................35

           I.        Further Assurances..................................................................................35

           J.        Plan Supplements....................................................................................35

           K.        Service of Documents and Notice.....................................................................35

           L.        Entire Agreement....................................................................................36



EXHIBIT A  OPERATING COMPANIES
EXHIBIT B  NON-OPERATING COMPANIES

                                  INTRODUCTION

           Pursuant to title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq., DIRECTV Latin America, LLC, debtor and debtor in possession, proposes the following first amended plan of reorganization under Chapter 11 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as that term is defined herein), for a discussion of the Debtor's history, business operations, projections for those operations, risk factors, and certain related matters. The Disclosure Statement also provides a summary of this Plan.

                                   ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

     A.   RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

           1. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

           2. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

           3. The rights and obligations arising under the Plan shall be interpreted, governed by, arid construed and enforced in accordance with, the laws of the State of Delaware (without regard to the conflict of law principles thereof), the Bankruptcy Code and the Bankruptcy Rules.

     B.   DEFINED TERMS

           Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

           1. "ADDITIONAL HUGHES CONTRIBUTIONS" means the agreement by Hughes to provide the Exit Funding to Reorganized DTVLA, the contributions by Hughes or its Affiliates to Reorganized DTVLA of the various interests contemplated by and provided for in the Contribution Agreement, the waiver by Hughes and its Affiliates other than SurFin of claims against the Operating Companies and the Transferred Companies, the waiver by Hughes of any claims held by Hughes against SurFin and CBC, and the waiver by SurFin of any claims held by SurFin against the Debtor, all as provided for in, and subject to, the Plan.

           2. "ADMINISTRATIVE EXPENSE CLAIM" means a Claim to the extent that it is entitled to priority under section 507(a)(1) of the Bankruptcy Code.

           3. "ALLOWED" means, with respect to any Claim: (a) a Claim that has been listed by the Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which the Debtor or other parties in interest have not Filed an objection; (b) a Claim proof of which has been timely filed on or before any applicable Bar Date set by the Bankruptcy Court and either is not a Disputed Claim or has been allowed by Final Order; (c) a Claim that is allowed:
(i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation or agreement with the Debtor with regard to the amount and nature of Claim executed or agreed to by the Debtor or the Reorganized Debtor; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan; (d) a Claim the proof of which has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (e) any Claim that is allowed pursuant to the terms of the Plan. The term "Allowed," when used to modify a reference in the Plan to any Claim or Class of Claims means a Claim (or any Claim in any such Class) that is so allowed.

           4. "AVOIDANCE ACTION" means any avoidance or recovery action under sections 510, 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy
Code.

           5. "BALLOTING AGENT" means Bankruptcy Services, LLC or such other balloting agent as maybe selected by DTVLA.

           6. "BALLOTS" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims shall indicate their acceptance or rejection of the Plan in accordance with the Plan and the Voting Instructions.

           7. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.


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
           8. "BANKRUPTCY COURT" means the United States District Court for the District of Delaware with jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such District Court pursuant to section 151 of title 28 of the United States Code, the bankruptcy unit of such District Court. or any other court having jurisdiction over the Chapter 11 Case.

           9. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

           10. "BAR DATE" means: (a) September 2, 2003, 4:00 p.m., E.D.T., with respect to any Claim held by a Claimant other than a governmental unit; (b) September 18, 2003, 4:00 p.m., E.D.T., with respect to any Claim held by a governmental unit; (c) the deadline established by Section VI.B. of the Plan with respect to rejected Programming Agreements and Other Executory Contracts; and (d) any other deadline for filing any Claim established by the Plan or by the Bankruptcy Court.

           11. "BENEFICIAL HOLDER" means the Person or Entity holding the beneficial interest in a Claim or Old DTVLA Membership Interest.

           12. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

           13. "CASH" means cash and cash equivalents.

           14. "CAUSES OF ACTION" means all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, other than Avoidance Actions, of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or under any other theory of law.

           15. "CBC" means California Broadcast Center, LLC, a Delaware limited liability company.

           16. "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code, commenced by the Debtor on the Petition Date in the Bankruptcy Court, with case number 03-10805.

           17. "CLAIM" means a "claim" as defined in section 101(5) of the Bankruptcy Code, as supplemented by section 102(2) of the Bankruptcy Code, against the Debtor or the property of the Debtor.

           18. "CLAIM HOLDER" or "CLAIMANT" means the Holder of a Claim.


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
           19. "CLASS" means a category of Holders of Claims or Old DTVLA Membership Interests as set forth in Article III of the Plan.

           20. "CLASS 3 SHARE" means all of the Reorganized DTVLA LLC Member Units to be issued by Reorganized DTVLA and distributed pursuant to the Plan, other than the Darlene Share.

           21. "COMMITTEE" or "COMMITTEES" means a statutory official committee (or committees, if more than one) appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

           22. "COMPENSATION AND BENEFIT PLANS" means all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtor applicable to its employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all employee retention plans, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance.

           23. "CONFIRMATION" means the entry of the Confirmation Order.

           24. "CONFIRMATION DATE" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in its docket, within the meaning of the Bankruptcy Rules 5003 and 9021.

           25. "CONFIRMATION HEARING DATE" means the date set by the Bankruptcy Court for the hearing with respect to confirmation of the Plan.

           26. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance satisfactory to the Debtor, Hughes and the Committee and, to the extent such order modifies the provisions of Section X.B. of the Plan as the same relates to Darlene, Darlene's Affiliates or Darlene's D&O Releases, to Darlene.

           27. "CONSUMMATION" means the occurrence of the Effective Date.

           28. "CONTRIBUTION AGREEMENT" means that certain Master Contribution Agreement, dated as of April 18, 2003, by and between Hughes and Darlene, and as generally described in the Disclosure Statement, as amended, supplemented or modified from time to time; provided, however, that the Contribution Agreement shall not be amended, supplemented or modified without the Committee's consent (which consent shall not unreasonably be withheld) if such amendment, supplement or modification would (i) reduce the value of the Transferred Companies, the GGM Option Agreement and the debts, warrants and other rights to be contributed to DTVLA or Reorganized DTVLA or (ii) provide for new conditions to consummation of the Roll-Up Transactions.

           29. "CURE AMOUNT" means (A) with respect to any Programming Agreement to be assumed by Debtor hereunder, the amount set forth on the Programming Agreement Assumption Schedule as to such Programming Agreement as agreed to by the Debtor and the programmer or as determined by the Debtor, as the case may be, and (B) with respect to any Other Executory Contract the amount required to be paid pursuant to section 365(b) of the Bankruptcy Code in order for Debtor to assume such Other Executory Contract.

           30. "DARLENE" means Darlene Investments, LLC, a Cayman Islands limited liability company.

           31. "DARLENE CONTRIBUTIONS" means the contributions by Darlene to Reorganized DTVLA of the various interests contemplated by and provided for in the Contribution Agreement and the waiver by Darlene of any claims held by Darlene against CBC.

           32. "DARLENE SHARE" means membership interests in Reorganized DTVLA representing that portion of the aggregate Reorganized DTVLA LLC Member Units to be issued by Reorganized DTVLA that is equal to eighteen percent (18%) minus the percentage amount established by Hughes and Darlene pursuant to the Contribution Agreement.

           33. "D&O RELEASEES" means all officers, directors, members of any committee of the board of directors or similar governing body, employees, attorneys, financial advisors, accountants, investment bankers, agents and representatives of the Debtor, Hughes, Hughes' Affiliates, Darlene, Darlene's Affiliates and their respective subsidiaries who served in such capacity at any time prior to the Effective Date, in each case in their capacity as such.

           34. "DEBTOR" means DTVLA as debtor and debtor-in-possession in the Chapter 11 Case.

           35. "DELAWARE GENERAL CORPORATION LAW" means title 8 of the Delaware Code, as now in effect or hereafter amended.

           36. "DELAWARE LIMITED LIABILITY COMPANY ACT" means title 6 of the Delaware Code, as now in effect or hereafter amended.

           37. "DIP FACILITY" means the debtor in possession financing facility between the DIP Lender and the Debtor, as evidenced by the DIP Loan Documents and as approved by the Bankruptcy Court in accordance with the DIP Financing Order.

           38. "DIP FACILITY CLAIMS" means all Claims arising from or relating to the DIP Loan Documents.


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
           39. "DIP FINANCING ORDER" means the order or orders of the Bankruptcy Court approving and authorizing the Debtor to enter into the DIP Facility in accordance with the DIP Loan Documents.

           40. "DIP LENDER" means Hughes Electronics Corporation, in its capacity as the lender under the DIP Loan Documents and any other Person or Entity that becomes a lender under, and as provided in, the DIP Loan Documents.

           41. "DIP LOAN DOCUMENTS" mean the Secured Super-Priority Debtor in Possession Credit Agreement dated as of March 19, 2003, between the Debtor and the DIP Lender, and any and all documents, instruments and agreements contemplated therein or otherwise evidencing the rights and interests of the Debtor and the DIP Lender under and with respect to the DIP Facility, including, and as approved by, the DIP Financing Order, as the same may be amended, supplemented or modified from time to time.

           42. "DISCLOSURE STATEMENT" means the Disclosure Statement With Respect to Plan of Reorganization of DIRECTV Latin America, LLC Under Chapter 11 of the Bankruptcy Code, as amended, supplemented, or modified from time to time, and as approved by the Bankruptcy Court.

           43. "DISPUTED" means any Claim as to which the Debtor or any other parties in interest have interposed a timely objection or request for estimation, or have sought to subordinate or otherwise limit recovery, in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order.

           44. "DISTRIBUTION DATE" means the dates, after the Effective Date, on which distributions shall be made pursuant to the Plan, which dates shall be on or before the thirtieth day after the Effective Date, and the last Business Day of each month thereafter.

           45. "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

           46. "DTVLA" means DIRECTV Latin America, LLC.

           47. "DTVLA LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of DIRECTV Latin America, LLC, a Delaware limited liability company, dated as of December 27, 2000, as amended and supplemented.

           48. "DTVLA NON-OPERATING COMPANIES" means each Non-Operating Company in which the Debtor has an ownership interest to the extent set forth on Exhibit B, as the same may be amended, supplemented or modified consistent with any amendments, supplements or modifications to the Contribution Agreement.

           49. "DTVLA OPERATING COMPANIES" means each Operating Company in which the Debtor has an ownership interest to the extent set forth on Exhibit A, as the same may be amended, supplemented or modified consistent with any amendments, supplements or modifications to the Contribution Agreement.

           50. "DTVLA SUBSIDIARIES" means the DTVLA Operating Companies and DTVLA Non-Operating Companies.

           51. "EFFECTIVE DATE" means the date selected by the Debtor which is a Business Day not later than five (5) Business Days after the date on which all of the following conditions are satisfied: (a) the Confirmation Date has occurred and the Confirmation Order has not been modified, amended or supplemented (without the express written consent of the Debtor, Hughes and the Committee) and no stay or injunction is in effect with respect to the Confirmation Order; and (b) all conditions specified in Article IX.A. have been satisfied.

           52. "ENTITY" means an "entity" as defined in section 101(15) of the Bankruptcy Code.

           53. "ESTATE" means the estate of the Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

           54. "EXIT FUNDER" means Hughes (or such other Person or Entity as maybe agreed to by Hughes and the Debtor).

           55. "EXIT FUNDING" means the funding provided by the Exit Funder, through the form of a credit facility, to Reorganized DTVLA on and after the Effective Date, which funding shall be evidenced by the Exit Funding Documents.

           56. "EXIT FUNDING DOCUMENTS" means any documents, instruments and agreements evidencing the Exit Funding and to be executed and delivered by the Exit Funder and Reorganized DTVLA on or about the Effective Date.

           57. "FILE" or "FILED" means file or filed with the Bankruptcy Court in the Chapter 11 Case.

           58. "FINAL CONFIRMATION ORDER" means the Confirmation Order which, as of the Effective Date, has not been amended, modified, supplemented, reversed or stayed, whether or not an appeal thereof or any other proceeding seeking review is then pending.

           59. "FINAL DECREE" means the decree contemplated under Bankruptcy Rule 3022.

           60. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, other than the Final Confirmation Order, with respect to the subject matter, which has not been reversed, stayed, modified, amended, or supplemented and with respect to which the time for appeal or to seek certiorari has passed and no appeal or petition for certiorari has been filed and remains pending.


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
           61. "GGM OPTION AGREEMENT" means the Stock Purchase Option Agreement, dated as of October 30, 1998, between DIRECTV Latin America, Inc., a California corporation, and Grupo Frecuencia Modulada Television, S.A. de C.V., a Mexican sociedad anomina de capital variable.

           62. "GENERAL UNSECURED CLAIMS" means, collectively, all Unsecured Claims against the Debtor held by any Person or Entity, including Rejected Programmer Claims, but excluding Claims classified in Class 1, 3, 5 or 6.

           63. "HOLDER" means a Person or Entity holding an Old DTVLA Membership Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Ballot has been completed and executed in accordance with the Voting Instructions.

           64. "HOLDINGS" means DirecTV Latin America Holdings, Inc., an indirect wholly owned subsidiary of Hughes.

           65. "HUGHES" means Hughes Electronics Corporation, a Delaware corporation.

           66. "HUGHES CLAIMS" means all claims held by Hughes or Holdings against DTVLA other than any Administrative Expense Claims (including, without limitation, the DIP Facility Claims).

           67. "HUGHES NOTES" means the promissory notes executed and delivered by DTVLA to Hughes and/or Holdings evidencing certain of the loans advanced by Hughes and Holdings to DTVLA prior to the Petition Date.

           68. "IMPAIRED CLAIM" means a Claim classified in an Impaired Class.

           69. "IMPAIRED CLASS" means each of Classes 3, 4, 5, 6 and 7 as set forth in Article III of the Plan.

           70. "INSIDER" means "insider" as defined in section 101(31) of the Bankruptcy Code.

           71. "INSURANCE CONTRACTS" means any agreements, policies or contracts pursuant to which DTVLA is provided with insurance in connection with any matters relating to the operation of its business or pursuant to which directors, officers or executive committee members are provided insurance relating to their service to or on behalf of DTVLA.


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
           72. "LOCAL OPERATING AGREEMENTS" means the agreements by and between DTVLA and any Operating Company, as the same maybe modified or amended by the parties thereto on or before the Confirmation Date, pursuant to which, among other things, the Operating Companies obtain the right to transmit programming provided by DTVLA to subscribers.

           73. "NON-DEBTOR NON-OPERATING COMPANIES" means each Non-Operating Company in which the Debtor has no ownership interest, as set forth on Exhibit B, as the same may be amended, supplemented or modified consistent with any amendments, supplements or modifications to the Contribution Agreement.

           74. "NON-DEBTOR OPERATING COMPANIES" means each Operating Company in which the Debtor has no ownership interest, as set forth on Exhibit A, as the same may be amended, supplemented or modified consistent with any amendments, supplements or modifications to the Contribution Agreement.

           75. "NON-OPERATING COMPANIES" means the entities listed on Exhibit B to the Plan.

           76. "OLD DTVLA MEMBERSHIP INTERESTS" means the membership interests in DTVLA held by any Person or Entity immediately prior to the distribution to Hughes of the Class 3 Share of Reorganized DTVLA LLC Member Units.

           77. "OPERATING COMPANIES" means the entities listed on Exhibit A to the Plan.

           78. "ORIGINAL CREDIT AGREEMENT DOCUMENTS" means that certain Revolving Credit Agreement (Bridge Facility) dated as of January 5, 2001, originally among DTVLA, as borrower, Deutsche Bank AG, as administrative agent, and the lenders described therein, and any and all documents, agreements and instruments executed pursuant thereto or contemplated therein.

           79. "ORIGINAL LENDERS" means the lenders defined and described in the Original Credit Agreement Documents.

           80. "ORIGINAL LENDERS CLAIMS" means the Claims resulting from loans made by the Original Lenders to DTVLA prior to the Petition Date pursuant to the Original Credit Agreement Documents and which were transferred, sold and assigned by the Original Lenders to Hughes on or about February 25, 2002.

           81. "OTHER EXECUTORY CONTRACTS" means any executory contract or unexpired lease to which DTVLA is a party as of the Petition Date, other than a Programming Agreement.

           82. "PERSON" means a "person" as defined in section 101(41) of the Bankruptcy Code.


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
           83. "PETITION DATE" means March 18, 2003.

           84. "PLAN" means this First Amended Plan of Reorganization of DIRECTV Latin America, LLC Under Chapter 11 of the Bankruptcy Code, together with any exhibits hereto, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

           85. "PLAN SUPPLEMENTS" means the forms of documents specified in
Article XII.J.

           86. "PRIORITY CLAIMS" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, a Priority Tax Claim, or a DIP Facility Claim.

           87. "PRIORITY TAX CLAIM" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

           88. "PROFESSIONALS" means a Person or Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b) of the Bankruptcy Code.

           89. "PROGRAMMING AGREEMENT" means any contract, licensing agreement or similar agreement providing for the provision to DTVLA of any television or similar programming for transmission by DTVLA to its customers, as the same may be amended or modified by the parties thereto prior to the Confirmation Date.

           90. "PROGRAMMING AGREEMENT ASSUMPTION SCHEDULE" means the schedule to be filed by the Debtor at least ten (10) days prior to the Voting Deadline and served on each party to a Programming Agreement to be assumed by the Debtor and on each other party in interest entitled to notice of matters filed in the Chapter 11 Case pursuant to the Plan (and which schedule will not include any Programming Agreement previously assumed by the Debtor pursuant to an order entered by the Bankruptcy Court or subject to a Motion to assume filed by the Debtor prior to the Voting Deadline), which schedule shall describe (i) each Programming Agreement proposed to be assumed by the Debtor pursuant to the Plan,
(ii) the Cure Amount with respect to each of the Programming Agreements to be assumed by the Debtor, and (iii) (A) the terms agreed to by the Debtor and each Programmer with respect to the satisfaction of the amounts described in (ii) above or (B) the terms proposed by the Debtor for the satisfaction of such amounts.

           91. "PUT AGREEMENT" means that certain Put Agreement dated as of November 10, 2000 by and between Plataforma Digital S.A. and DTVLA.

           92. "PUT AGREEMENT CLAIMS AND INTERESTS" means the Claims and Old DTVLA Membership Interests now or hereafter held by Raven Media or any other Person or Entity under or with respect to the Put Agreement or with respect to the breach (including, but not limited to, a breach resulting from the rejection under section 365 of the Bankruptcy Code) by DTVLA or the Debtor of any obligation under the Put Agreement.

           93. "PUT SUBORDINATION ORDER" means that certain order of the Bankruptcy Court entered on August 22, 2003 subordinating the Put Agreement Claims and Interests.

           94. "RAVEN MEDIA" means Raven Media Investors LLC, in its capacity as assignee of Multicanal S.A., as successor in interest to Plataforma Digital S.A. under the Put Agreement.

           95. "REJECTED PROGRAMMER CLAIM" means a Claim arising upon the rejection by the Debtor, either pursuant to this Plan or otherwise, of any Programming Agreement.

           96. "RELEASES" has the meaning ascribed thereto in Section X.B.

           97. "REORGANIZED DTVLA" means DTVLA and any successors thereto, by merger, consolidation, or otherwise, as reconstituted and incorporated on and after the Effective Date pursuant to the Plan.

           98. "REORGANIZED DTVLA LLC AGREEMENT" means the limited liability company agreement of Reorganized DTVLA, which shall be in substantially the form filed as a Plan Supplement and which shall be acceptable to Hughes and Darlene in their sole discretion.

           99. "REORGANIZED DTVLA LLC MEMBER UNITS" means the units of membership interest constituting one hundred percent (100%) of the equity in Reorganized DTVLA to be issued and distributed in accordance with the terms of this Plan, which Reorganized DTVLA LLC Member Units shall have the rights and privileges described in the Reorganized DTVLA LLC Agreement.

           100. "ROLL-UP TRANSACTIONS" means the transactions described in
Article V.C. of the Plan.

           101. "SCHEDULES" means the schedules of assets and liabilities, the list of holders of interests, and the statement of financial affairs to the extent filed by the Debtor under section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and Bankruptcy Rule 1007, as such schedules, lists, and statements may be supplemented or amended from time to time.

           102. "SECURED CLAIM" means (a) a Claim that is secured by a lien on property in which the Estate has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

           103. "SUBSIDIARY CLAIMS" means all Claims against the Debtor held by any Operating Company or any Non-Operating Company.

           104. "SURFIN" means SurFin, Ltd., White Holding, B.V. and White Holding Mexico, S. de R.L. de C.V., and any of their respective Subsidiaries.

           105. "SURFIN GUARANTIES" means those guaranties pursuant to which DTVLA guaranteed the payment of certain indebtedness owed by certain Operating Companies to SurFin.

           106. "TRANSFERRED COMPANIES" means any Operating Companies or Non-Operating Companies, to the extent of the interests now or hereafter held, directly or indirectly, by Hughes and/or Holdings or Darlene, as set forth on Exhibits A and B hereof and to the extent to be sold, transferred and conveyed by Hughes and/or Holdings or Darlene to Reorganized DTVLA pursuant to the Roll-Up Transactions.

           107. "UNIMPAIRED CLAIM" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

           108. "UNIMPAIRED CLASS" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

           109. "UNSECURED CLAIM" means any Claim against the Debtor that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, DIP Facility Claim, or Priority Claim.

           110. "VOTING DEADLINE" means the date set by the Bankruptcy Court and stated in the Voting Instructions by which all Ballots must be received by the Balloting Agent.

           111. "VOTING INSTRUCTIONS" means the instructions and related procedures for voting to accept or to reject the Plan, as contained in the Disclosure Statement and in the Ballots.

           112. "VOTING RECORD DATE" means the date set by the Bankruptcy Court for determining the Holders of Claims entitled to vote to accept or to reject the Plan.

                                   ARTICLE II

                        TREATMENT OF UNCLASSIFIED CLAIMS

     A.   SUMMARY

           Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and DIP Facility Claims against the Debtor are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article II and in accordance with the requirements set forth in section 1 129(a)(9)(A) of the Bankruptcy Code.

     B.   ADMINISTRATIVE EXPENSE CLAIMS

           Subject to the provisions of section 330(a) and 331 of the Bankruptcy Code, and except as provided in Article II.D immediately below with respect to the Allowed DIP Facility Claims, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized DTVLA or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtor on the Effective Date pursuant to the Plan, including any tax obligations arising after the Petition Date, will be paid or performed by Reorganized DTVLA when due in accordance with the terms and conditions of the particular agreements or governing non-bankruptcy law governing such obligations.

     C.   PRIORITY TAX CLAIMS

           Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as maybe agreed upon by such Holder and Reorganized DTVLA or otherwise upon order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case bad not been commenced, (ii) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Case had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

     D.   DIP FACILITY CLAIMS

           The DIP Facility Claims are deemed Allowed. Hughes, as the holder of all Allowed DIP Facility Claims, will receive a portion of the Class 3 Share of the Reorganized DTVLA LLC Member Units pursuant to Article III.B.3, in full satisfaction of the Allowed DIP Facility Claims; provided, however, that Hughes' acceptance of such treatment in respect of the Allowed DIP Facility Claims in
Article III.B.3, shall neither be nor be deemed to be an admission, concession or waiver prior to the Effective Date with respect to any of Hughes' rights in respect of the Allowed DIP Facility Claims, and shall solely represent an acceptance of such treatment in the context of the Plan, and not for any other purpose.

                                  ARTICLE III

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

     A.   SUMMARY

           The categories of Claims and Interests listed below classify Claims and Old DTVLA Membership Interests for all purposes. A Claim or Old DTVLA Membership Interest shall be deemed classified in a particular Class only to the extent that the Claim or Old DTVLA Membership Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Old DTVLA Membership Interest qualifies within the description of such different Class. A Claim or Old DTVLA Membership Interest is in a particular Class only to the extent that such Claim or Old DTVLA Membership Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Old DTVLA. Membership Interests provided for in this
Article III shall be in complete satisfaction, release and discharge of such Claims and Old DTVLA Membership Interests.

           The classification of Claims and Old DTVLA Membership Interests pursuant to this Plan is as follows:


       Class                               Designation                    Impairment             Entitled to Vote
       -----                               -----------                    ----------             ----------------

      Class 1                            Priority Claims                  Unimpaired                    No
      Class 2                            Secured Claims                   Unimpaired                    No
      Class 3                             Hughes Claims                    Impaired                     Yes
      Class 4                       General Unsecured Claims               Impaired                     Yes
      Class 5                           Subsidiary Claims                  Impaired                     No
      Class 6                  Put Agreement Claims and Interests          Impaired                     No
      Class 7                    Old DTVLA Membership Interests            Impaired                     No

     B.   CLASSIFICATION AND TREATMENT

          1.   Class 1-Priority Claims

           (a) Classification: Class 1 consists of all Priority Claims.

           (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtor agree to a different treatment, each Holder of an Allowed Class 1 Claim shall receive, in full and final satisfaction of such Allowed Class 1 Claim, one of the following alternative treatments, at the election of the Debtor:

                (i) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized DTVLA on the Effective Date;

                (ii) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized DTVLA when and as such Claim becomes due and owing in the ordinary course of business; or

                (iii) such Claim will be otherwise treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

           (c) Voting: Class 1 is an Unimpaired Class, and the Holders of Class 1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

          2.   Class 2-Secured Claims

           (a) Classification: Class 2 consists of all Secured Claims, other than the DIP Facility Claims and that portion of any claims with respect to the SurFin Guaranties that is secured.

           (b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtor agree to a different treatment, each Holder of an Allowed Class 2 Claim shall receive, in full and final satisfaction of such Allowed Class 2 Claim, one of the following alternative treatments, at the election of the Debtor:

                (i) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights;

                (ii) the Debtor shall surrender all collateral securing such Claim to the Holder thereof, in full satisfaction of such Holder's Allowed Class 2 Claim, without representation or warranty by or recourse against the Debtor or Reorganized DTVLA; or

                (iii) such Claim will be otherwise treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 2 Claim that occurred before or after the commencement of the Chapter 11 Case shall be deemed cured upon the Effective Date.

           (c) Voting: Class 2 is an Unimpaired Class, and the Holders of Allowed Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

          3.   Class 3-Hughes Claims

           (a) Classification and Allowance: Class 3 consists of the Hughes Claims. The Class 3 Hughes Claims are deemed Allowed in conjunction with the settlement and compromise of such Claims provided for in the Plan.

           (b) Treatment and Distribution: Hughes (or its designee) will receive, on or as soon as practicable after the Effective Date, the Class 3 Share, (i) first, in full and final satisfaction of the Allowed DIP Facility Claims; (ii) second, in consideration of the Additional Hughes Contributions; and (iii) third, to the extent there is any remaining value attributable to the Class 3 Share, in full and final satisfaction of such Allowed Class 3 Hughes Claims.

           (c) Voting: Class 3 is an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code, the Holder of the Allowed Class 3 Claim is entitled to vote to accept or reject the Plan although said vote will not be counted for the purposes of section 1129(a)(l0).

          4.   Class 4-General Unsecured Claims

           (a) Classification: Class 4 consists of all General Unsecured Claims.

           (b) Treatment and Distribution: Each Holder of an Allowed Class 4 General Unsecured Claim shall receive, in full and final satisfaction of such Allowed Class 4 General Unsecured Claim, on or before the first Distribution Date after the date on which such General Unsecured Claim becomes an Allowed Claim, Cash payments in an aggregate amount equal to twenty percent (20%) of such Holder's Allowed Class 4 General Unsecured Claim.

           (c) Voting: Class 4 is an Impaired Class, and each Holder of an Allowed Class 4 Claim is entitled to vote to accept or reject the Plan.

          5.   Class 5-Subsidiary Claims

           (a) Classification: Class 5 consists of all Subsidiary Claims.

           (b) Treatment: The Holders of Class 5 Subsidiary Claims shall not receive any distributions or retain any property under the Plan. On the Effective Date, Reorganized DTVLA shall retain its interest in each of the DTVLA Subsidiaries.

           (c) Voting: Class 5 is an Impaired Class. Pursuant to Section 1126(g) of the Bankruptcy Code, the Holders of Allowed Class 5 Subsidiary Claims are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

          6.   Class 6-Put Agreement Claims and Interests

           (a) Classification: Class 6 consists of the Put Agreement Claims and Interests.

           (b) Treatment: The Put Agreement Claims and Interests shall be treated in all respects like Old DTVLA Membership Interests. As a result, the Holders of the Put Agreement Claims and Interests will receive no distributions on account of their respective Put Agreement Claims and Interests and all rights with respect thereto will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

           (c) Voting: Class 6 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Allowed Class 6 Put Agreement Claims and Interests are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

          7.   Class 7-Old DTVLA Membership Interests

           (a) Classification: Class 7 consists of all Old DTVLA Membership Interests.

           (b) Treatment: The Holders of Class 7 Old DTVLA Membership Interests will receive no distributions on account of their respective Old DTVLA Membership Interests and each Old DTVLA Membership Interest will be cancelled and fully extinguished pursuant to the Plan, and immediately following the initial issuance of the Class 3 Share.

           (c) Voting: Class 7 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Allowed Class 7 Old DTVLA Membership Interests are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

          C.   SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS

           Except as otherwise provided in the Plan, including as provided in
Article X, nothing under the Plan shall affect the Debtor's or Reorganized DTVLA's rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against such Unimpaired Claims.

                                   ARTICLE IV

               ACCEPTANCE OR REJECTION OF THE PLAN; NONCONSENSUAL
                                  CONFIRMATION

          A.   ACCEPTANCE BY IMPAIRED CLASSES

           An Impaired Class of Claims shall be deemed to accept the Plan if:
(1) votes of at least two-thirds in amount of the Allowed Claims actually voting in such Class (other than votes by Holders designated under section 1126(e) of the Bankruptcy Code) vote to accept the Plan and (ii) votes of more than one-half in number of the Allowed Claims actually voting in such Class (other than votes by Holders designated under section 1126(e) of the Bankruptcy Code) vote to accept the Plan.

          B. CONFIRMATION OF THE PLAN WITHOUT ACCEPTANCE BY ALL CLASSES OF IMPAIRED CLAIMS AND OLD DTVLA MEMBERSHIP INTERESTS

           Section 1129 of the Bankruptcy Code lists thirteen (13) individual requirements that must be satisfied by the Debtor before the Plan can be confirmed. Among these requirements is that each Class either accepts the Plan or is not an Impaired Class under the Plan. For purposes of the Plan, this means that the following Classes are required to accept the Plan: (i) Class 3 - Hughes Claims; and (ii) Class 4-General Unsecured Claims. Classes 5, 6 and 7 are Impaired Classes and are deemed to reject the Plan. All of the other Classes in the Plan are not Impaired Classes, so they are deemed to have accepted the Plan.

           Section 1129(b) of the Bankruptcy Code provides an exception to the Confirmation requirement that every class accept a plan of reorganization. This exception is commonly known as the "cramdown" provision. This provision may allow the Debtor to confirm the Plan even if less than all of the Impaired Classes accept the Plan. If the Debtor can demonstrate to the Bankruptcy Court that it satisfies the requirements of the "cramdown" provisions of the Bankruptcy Code, each Impaired Class that votes to reject the Plan would be bound to the treatment afforded to that Class under the Plan.

           The Debtor will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code at least with respect to Class 5 - Subsidiary Claims, Class - Put Agreement Claims and Interests and Class 7 - the Old DTVLA Member Interests, because such Classes are each deemed to have rejected the Plan.

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

          A.   SETTLEMENT AND COMPROMISE WITH HUGHES

           The Plan and the distributions provided to be made under the Plan to Hughes (or its designee) as Holder of an Allowed Class 3 Claim and to all other Holders of Allowed Claims hereunder shall constitute a settlement and compromise of all claims that were held, as of the Petition Date, by the Debtor or the Estate or that could be asserted by any Person or Entity for or on behalf of the Estate against the Releasees or the D&O Releasees including, but not limited to, any claim that the Hughes Claims are subject to subordination or recharacterization or otherwise subject to any right of setoff or other defense or infirmity. In furtherance of such settlement and compromise, Hughes has agreed, among other things, to provide the Exit Funding and has agreed to the remaining provisions of the Plan and, accordingly, the Releasees and the D&O Releasees shall receive the benefits of the releases provided for in Article X of the Plan and as set forth in the Confirmation Order.

          B.   CONTINUED LLC EXISTENCE

           Except as otherwise provided in the Plan or the Confirmation Order or the Reorganized DTVLA LLC Agreement, DTVLA shall, as Reorganized DTVLA, continue to exist after the Effective Date as a limited liability company, with all the powers of a limited liability company under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under the laws of the State of Delaware. On and after the Effective Date, Reorganized DTVLA may operate its business and may use, acquire or dispose of its property and compromise or settle any Claims, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

          C.   ROLL-UP TRANSACTIONS

           After the Confirmation Date and on or before the Effective Date, upon the terms and subject to the conditions of the Contribution Agreement, (i) Hughes shall contribute (or cause to be contributed) to DTVLA or Reorganized DTVLA one hundred percent (100%) of the equity interests owned directly or indirectly by Hughes or any Affiliate (as defined in the Contribution Agreement) of Hughes in each of the Transferred Companies and the GGM Option Agreement and the other debt owned by Hughes as contemplated in the Contribution Agreement; and (ii) Darlene shall contribute to DTVLA or Reorganized DTVLA one hundred percent (100%)of the equity interests owned directly or indirectly by Darlene or any Affiliate (as defined in the Contribution Agreement) of Darlene in each of the Transferred Companies and the debt, warrants and other rights in CBC owned by Darlene. In addition, in connection therewith, Hughes and Darlene will waive and release, or shall cause their respective Affiliates other than SurFin to waive and release, any and all claims held by them, or their respective Affiliates other than SurFin against any of the Transferred Companies.

           As partial consideration for the contributions, waivers and releases described in the preceding paragraph, and subject to the provisions of the Contribution Agreement adjusting the proportionate ownership interests of Hughes and Darlene in Reorganized DTVLA, (i) Hughes (or its designee) shall receive the Class 3 Share of the Reorganized DTVLA LLC Member Units and (ii) Darlene shall receive the Darlene Share of Reorganized DTVLA LLC Member Units as provided in
Article V.E. of the Plan.

          D.   EXIT FUNDING

           After the Confirmation Date, and on or before the Effective Date, the Exit Funder and Reorganized DTVLA shall execute the Exit Funding Documents evidencing the Exit Funding, the terms of which shall be substantially as set forth in the Exit Funding Documents. Copies of certain of such documents shall be included in a Plan Supplement to be filed by the Debtor as set forth in
Article XII.J. of the Plan. A term sheet setting forth the material terms of the Exit Funding is annexed to the Disclosure Statement as Exhibit G. The provision of the Exit Funding shall be subject to the execution of the Exit Funding Documents and the terms and conditions thereof. The proceeds of advances made under the Exit Funding may be used to make the distributions required to be made pursuant to Articles II, III and IV of the Plan and for general working capital purposes, all as provided for and subject to the terms of the Exit Funding Documents.

          E.   VESTING OF ASSETS AND CONSUMMATION OF THE ROLL-UP TRANSACTION

           On the Effective Date, each of the following transactions shall occur in the order listed, (1) the transactions described in Article V C shall occur;
(2) the Class 3 Share and the Darlene Share of Reorganized DTVLA LLC Member Units shall be distributed to Hughes and Darlene, and/or their respective designees, respectively, pursuant to the Plan; (3) all of the Old DTVLA Membership Interests shall cease to be outstanding and be canceled and retired without payment of any consideration therefor; and (4) except as otherwise provided in the Plan or the Confirmation Order, all property of the Estate, and any property acquired by DTVLA or Reorganized DTVLA under the Plan, shall vest in Reorganized DTVLA, free and clear of all Claims, liens, charges, or other encumbrances and Old DTVLA Membership Interests except as provided in the Plan and the Confirmation Order.

           On the Effective Date, Reorganized DTVLA shall take all such actions as may be necessary or appropriate to effect the distributions and related transactions required pursuant to the Plan, including the issuance and distribution of Reorganized DTVLA LLC Member Units on the terms and conditions set forth in the Plan.

          F.   CANCELLATION OF INSTRUMENTS AND SECURITIES

           In addition to the cancellation of the Old DTVLA Membership Interests provided for in Article III.B.7 of the Plan, on the Effective Date, except to the extent expressly provided otherwise in the Plan, the Hughes Notes, the Original Lenders Claims, the Original Credit Agreement Documents, the DIP Facility Claims and the DIP Loan Documents, together with all related notes, certificates, security agreements, mortgages, pledges, indemnities, collateral assignments, undertakings guaranties, and other instruments and documents shall be canceled, retired and deemed terminated, and shall cease to exist.

          G.   ISSUANCE OF NEW SECURITIES; EXECUTION OF RELATED DOCUMENTS

                     On the Effective Date, Reorganized DTVLA shall issue Reorganized DTVLA LLC Member Units, which shall be distributed as provided in the Plan. Reorganized DTVLA shall execute and deliver any other agreements, documents and instruments as are required to be executed pursuant to the terms of the Plan. Each recipient of any of the Reorganized DTVLA LLC Member Units under the Plan shall be deemed to be, and shall be, a party to the Reorganized DTVLA LLC Agreement and bound by the terms thereof as of the Effective Date.

          H. LLC AGREEMENT, EXECUTIVE COMMITTEE, AND LIMITED LIABILITY COMPANY ACTION

           1. LLC Agreement

           On the Effective Date each recipient of Reorganized DTVLA LLC Member Units in accordance with the Plan shall be deemed to become a party to the Reorganized DTVLA LLC Agreement. Notwithstanding any other provision of the Plan, the Reorganized DTVLA LLC Agreement will, among other things, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date, Reorganized DTVLA may amend, or amend and restate, the Reorganized DTVLA LLC Agreement as provided therein or by applicable law.

           2. Executive Committee

           Pursuant to section 1129(a)(5) of the Bankruptcy Code, DTVLA will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Executive Committee of Reorganized DTVLA, and, to the extent such Person is an Insider, the nature of any compensation for such Person. The classification and composition of the Executive Committee shall be consistent with the Reorganized DTVLA LLC Agreement. Each such member of the Executive Committee shall serve from and after the Effective Date pursuant to the terms of the Reorganized DTVLA LLC Agreement and the Delaware Limited Liability Company Act.

           3. Limited Liability Company Action

           On the Effective Date, as provided in the Plan, the selection of members of the Executive Committee of Reorganized DTVLA and all actions contemplated by the Plan shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the structure of DTVLA or Reorganized DTVLA, and any limited liability company action required by DTVLA or Reorganized DTVLA in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or members of the Executive Committee of DTVLA or Reorganized DTVLA. On the Effective Date, the appropriate officers of Reorganized DTVLA and members of the Executive Committee of Reorganized DTVLA shall be deemed authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized DTVLA, including the execution and delivery of the Reorganized DTVLA LLC Agreement and the issuance of Reorganized DTVLA LLC Member Units.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          A. ASSUMPTION AND REJECTION OF PROGRAMMING AGREEMENTS AND OTHER EXECUTORY CONTRACTS

           1. Programming Agreements

           On the Effective Date, the Debtor shall, subject to the provisions of this Article VI of the Plan, (A) assume each Programming Agreement listed on the Programming Agreement Assumption Schedule and (B) reject any Programming Agreement not (i) listed on the Programming Agreement Assumption Schedule, or
(ii) previously assumed by the Debtor pursuant to an order entered by the Bankruptcy Court. Each Programming Agreement assumed by the Debtor hereunder or pursuant to any order entered by the Bankruptcy Court shall be deemed to be assigned by the Debtor to Reorganized Debtor on the Effective Date as provided in Article V of the Plan. Notwithstanding the foregoing, in the event the Bankruptcy Court determines as to any Programming Agreement included in the Programming Agreement Assumption Schedule that the amount required to be paid by Debtor to cure defaults under such Programming Agreement is greater than the Cure Amount set forth with respect thereto on the Programming Agreement Assumption Schedule, the Debtor shall have the right, for three (3) business days following such determination, to designate such Programming Agreement to be rejected by providing written notice to the parties to such Programming Agreement and to treat such Programming Agreement as having been rejected pursuant to the Plan.

           2. Other Executory Contracts

           On the Effective Date, all Other Executory Contracts, including all Compensation and Benefit Plans, insurance Contracts, Local Operating Agreements, and unexpired real property and other leases of DTVLA will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Other Executory Contracts that (1) have been previously rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified as being rejected on a list to be filed by the Debtor with the Bankruptcy Court, and served on the non-debtor parties under the agreements listed thereon, not less than five (5) days before the Confirmation Date, or (4) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Other Executory Contract that is assumed by the Debtor hereunder or pursuant to any order entered by the Bankruptcy Court shall be deemed to be assigned to Reorganized DTVLA on the Effective Date as provided in Article V.

          B. CLAIMS BASED ON REJECTION OF PROGRAMMING AGREEMENTS OR OTHER EXECUTORY CONTRACTS

           All proofs of claim with respect to Claims arising from the rejection of any Programming Agreement or Other Executory Contracts, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of Programming Agreements or Other Executory Contracts that become Allowed Claims are classified and shall be treated as Class 4 General Unsecured Claims. Any Claims arising from the rejection of a Programming Agreement or Other Executory Contract not Filed within such times will be forever barred from assertion against the Debtor or Reorganized DTVLA, the Estate and property of the Debtor or Reorganized DTVLA unless otherwise ordered by the Bankruptcy Court or provided in this Plan. All such Claims for which proofs of claim are required to be Filed will be, and will be treated as, General Unsecured Claims, subject to the provisions of Article VIII hereof, provided such Claims are timely Filed.

          C. CURE OF DEFAULTS FOR PROGRAMMING AGREEMENTS AND OTHER EXECUTORY CONTRACTS

           1. Programming Agreements

           The amounts required to be paid by the Debtor to cure any and all defaults existing with respect to the Programming Agreements to be assumed by the Debtor in accordance with Article VI.A.1. of the Plan are set forth on the Programming Agreement Assumption Schedule and will be paid in the manner and on the terms set forth in such Schedule. In the event of a dispute regarding: (1) the existence of any default or the amount of any cure payments, (2) the ability of Reorganized DTVLA to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Programming Agreement to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption subject to the provisions of Article VI.A.1.

           2. Other Executory Contracts

           Any Cure Amounts with respect to any Other Executory Contract assumed by the Debtor shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount in Cash on the Effective Date, or as soon thereafter as is practicable, or on such other terms as the parties to such Other Executory Contracts may otherwise agree. In the event of a dispute regarding: (1) the existence of any default or the amount of any Cure Amounts,
(2) the ability of Reorganized DTVLA or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Other Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

          D.   INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

           The obligations of the Debtor to indemnify any Person or Entity serving at any time on or prior to the Effective Date as a member of its Executive Committee, officer or employee by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtor's constituent documents or by a written agreement with the Debtor or the Delaware Limited Liability Company Act, shall be deemed to be, and shall be treated as, executory contracts that are assumed by the Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date and shall be binding on the Reorganized DTVLA. Any such indemnification obligations shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

          A.   TIMING AND DETERMINATION OF AMOUNT OF DISTRIBUTIONS

                     Except as otherwise provided in this Article VII, distributions to be made on the Effective Date on account of Claims that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on, or as soon as practicable after, the Effective Date and on each Distribution Date occurring thereafter, if any.

          B.   METHODS OF DISTRIBUTION

           1. Distribution of Reorganized DTVLA LLC Member Units

           The Reorganized DTVLA LLC Member Units to be distributed pursuant to the Plan will not be evidenced by certificates, but rather the recipients thereof under the Plan will be recorded pursuant to the Reorganized DTVLA LLC Agreement to which every member is deemed by the Plan to subscribe and which record will at all times reflect the relative percentage interest of each member of Reorganized DTVLA, as adjustments are required pursuant to this Plan. On the Effective Date, Reorganized DTVLA shall be deemed to distribute the Class 3 Share to Hughes (or its designee) and the Darlene Share to Darlene, and such distributions shall be recorded in the Reorganized DTVLA LLC Agreement.

           2. Payments

           All other distributions provided for in the Plan on account of Allowed Claims will be made by Reorganized DTVLA from cash on hand, advances made prior to the Effective Date under the DIP Facility or from proceeds of the Exit Funding.

          C.   FRACTIONAL CENTS

           When any Cash payment pursuant to the Plan would otherwise result in the payment of an amount of Cash that is not a whole number of cents, the actual payment of Cash shall be rounded as follows: (1) fractions of cents that are 1/2 or greater shall be rounded to the next higher whole number, and (2) fractions of cents that are less than 1/2 shall be rounded to the next lower whole number. The aggregate amount of Cash to be paid pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in this paragraph.

          D.   UNDELIVERABLE AND UNCLAIMED PAYMENTS

           1. Delivery of Payments

           All payments under the Plan shall be sent to the latest mailing address Filed for the party entitled thereto or, if no such mailing address has been so Filed, the mailing address reflected in DTVLA's books and records.

           2. Undeliverable Payments

           If any payment to the Holder of an Allowed Claim is returned as undeliverable, no further payments shall be made to such Holder unless and until Reorganized DTVLA is notified in writing of such Holder's then-current address; provided, however, that Reorganized DTVLA shall use reasonable efforts to locate any Holder of an Allowed Claim which exceeds $10,000. Undeliverable payments made by Reorganized DTVLA shall be returned to Reorganized DTVLA and will remain in the possession of Reorganized DTVLA pursuant to this Article VII.D until such time as a payment becomes deliverable. Undeliverable payments shall not be entitled to any interest or other accruals of any kind.

           3. After Payments Become Deliverable

           Within 20 days after the end of each calendar quarter following the Effective Date, Reorganized DTVLA shall make all payments, as provided herein or in the Confirmation Order, that become deliverable during the preceding calendar quarter.

           4. Failure to Claim Undeliverable Payments

           Reorganized DTVLA will File on the Business Day that is six months following the Effective Date, a listing of the Holders of unclaimed payments. This list will be maintained until the entry of an order and/or final decree concluding the Chapter 11 Case. Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable payment within one (1) year after the Effective Date shall have its Claim for such undeliverable payment discharged and shall be forever barred from asserting any such Claim against Reorganized DTVLA, or its property. In such cases any Cash held for payment on account of such Claims shall become property of Reorganized DTVLA in accordance with Article VII.C.2., free of any restrictions thereon. Reorganized DTVLA shall make reasonable efforts to locate any Holder of an Allowed Claim equal to or greater than $10,000. Nothing contained in the Plan shall otherwise require Reorganized DTVLA to locate any Holder of an Allowed Claim.

          E.   COMPLIANCE WITH TAX REQUIREMENTS

           In connection with the Plan, to the extent applicable, Reorganized DTVLA shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Person or Entity that has received any distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and tax obligations, on account of such distribution,

          F.   SETOFFS

           Reorganized DTVLA may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the payments to be made pursuant to the Plan on account of such Claim (before any payment is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or Reorganized DTVLA may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or Reorganized DTVLA of any such claims, rights and causes of action that the Debtor or Reorganized DTVLA may possess against such Holder.

          G.   ALLOCATION OF DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

           To the extent that any Allowed Claim is comprised of indebtedness and accrued but unpaid interest thereon, any distribution with respect to such A]lowed Claim shall be allocated first to the principal amount outstanding (as determined for federal income tax purposes) and only the residual amount of distributions, if any, shall be allocated to the accrued but unpaid interest.

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

          A.   PROSECUTION OF OBJECTIONS TO CLAIMS

           After the Confirmation Date, the Debtor and Reorganized DTVLA shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Confirmation Date, the Debtor and Reorganized DTVLA may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

          B.   ESTIMATION OF CLAIMS

           The Debtor or Reorganized DTVLA may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized DTVLA has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or Reorganized DTVLA may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

          C.   PAYMENTS ON DISPUTED CLAIMS

           Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Debtor or Reorganized DTVLA in its sole discretion, or as otherwise ordered by the Bankruptcy Court, no partial payments will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Subject to the provisions of Article VIII.A., after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all payments to which such Holder is then entitled under the Plan, as soon as reasonably practicable after such Claim is Allowed. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) will receive the appropriate payment on the Allowed Claim(s), although, except as otherwise agreed by the Debtor or Reorganized DTVLA in its sole discretion, no payment will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

                                   ARTICLE IX

                CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

          A.   CONDITIONS PRECEDENT TO CONSUMMATION

           The following are conditions precedent to the occurrence of the Effective Date:

          (a) The Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court;

          (b)  The Confirmation Order shall have become a Final Order;

          (c) Reorganized DTVLA and the Exit Funder shall have executed the Exit Funding Documents and the Exit Funding shall be in effect and Reorganized DTVLA shall be entitled to obtain the amounts provided for thereunder and in accordance therewith;

          (d) The Roll-Up Transactions shall have been consummated;

          (e) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed; and

          (f) The Put Subordination Order shall not have been stayed, reversed, amended or modified.

          B.   WAIVER OF CONDITIONS

           Each of the conditions set forth in Article IX.A. above may be waived in whole or in part by the Debtor with the consent of Hughes without further notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

          C.   EFFECT OF VACATION OF CONFIRMATION ORDER

           If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Old DTVLA Membership Interests in, the Debtor; (2) prejudice in any manner the rights of the Debtor, Hughes, Darlene or any of their Affiliates; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtor, Hughes, Darlene or any of their Affiliates in any respect.

                                   ARTICLE X

                   RELEASE, INJUNCTION AND RELATED PROVISIONS

          A.   SUBORDINATION

           The classification and manner of satisfying all Claims and Old DTVLA Membership Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Old DTVLA Membership Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Article X.A.

          B.   LIMITED RELEASES BY THE DEBTOR

           Except as otherwise specifically provided in the Plan or the Confirmation Order, for good and valuable consideration, including, but not limited to, the commitment of Hughes to provide the financial support necessary for the administration of the Chapter 11 Case and the commitment by Hughes to provide financial support necessary for the Consummation of the Plan, including the financial commitment and accommodations provided for in the Exit Funding, the consideration evidenced by the Additional Hughes Contributions and the Darlene Contributions and the acceptance of treatment of the Allowed DIP Claims provided by Article III.B.3., and in consideration of the services provided by the D&O Releasees to facilitate the expeditious reorganization of the Debtor and restructuring contemplated by the Plan, Hughes, Hughes' Affiliates, Darlene, Darlene's Affiliates and the D&O Releasees (collectively, the "Releasees") shall be, and hereby are, released, as of the first Distribution Date following the

Effective Date, by the Debtor and Reorganized DTVLA and the DTVLA Subsidiaries from any and all Claims, obligations, rights, suits, damages, Causes of Action, Avoidance Actions, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtor or the Estate would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim or Old DTVLA Membership Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date (including, without limitation, all "Claims and Defenses" as that term is defined in the final DIP Financing Order); provided, however, that the foregoing provisions of this Article X.B. shall have no effect on the liability of any Person or Entity in respect of any (1) loan, advance or similar payment by the Debtor or its subsidiaries to any such Person or Entity (as obligations arising from such loans, advances or payments are modified by the Plan) or (2) contractual obligation owed by such Person or Entity to the Debtor or its subsidiaries (as such contractual obligations are modified by the Plan) or (c) for any Claim held by any creditor, interest holder or other person against any Releasee that does not constitute a Claim of the Debtor or its Estate.

          C.   PRESERVATION OF CAUSES OF ACTION; TREATMENT OF AVOIDANCE ACTIONS

           Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized DTVLA shall retain and may exclusively enforce any Avoidance Actions or other Causes of Action or rights to payment of Claims, that the Debtor or the Estate may hold against any Person or Entity. Reorganized DTVLA may pursue such Causes of Action and rights to payment of Claims, as appropriate, in accordance with the best interests of Reorganized DTVLA Reorganized DTVLA shall retain and may enforce all defenses, counterclaims and rights against all Claims and Old DTVLA Membership Interests asserted against the Debtor, Reorganized DTVLA or the Estate. Notwithstanding the foregoing, neither the Debtor nor Reorganized DTVLA shall assert or otherwise pursue any Avoidance Actions and all such Avoidance Actions, including any and all rights under Section 502(d) of the Bankruptcy Code related thereto or held in connection thereunder, shall be deemed to be waived on the Effective Date.

          D.   EXCULPATION

           The Debtor, Reorganized DTVLA, the Releasees and the Committee and their respective officers, directors, members and Professionals (acting in such capacity) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with the Debtor's Chapter 11 Case; provided, however, that the foregoing provisions of this Article X.D. shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.

          E.   INJUNCTION

           Except as otherwise provided in the Plan, from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtor are (i) permanently enjoined from taking any of the following actions against the Estate, or any of its property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against the Debtor, Reorganized DTVLA or their property on account of such Claims or interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and related Plan documents.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

           Pursuant to sections 105(c) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

          (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Old DTVLA Membership Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims or Old DTVLA Membership Interests;

          (b) Grant or deny any applications by Professionals for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any Programming Agreement or Other Executory Contract to which Debtor is a party or with respect to which the Debtor may be liable and to bear, determine and, if necessary, liquidate, any Claims arising therefrom;

          (d) Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Articles VII or VIII;

          (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

          (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement or the Confirmation Order;

          (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan;

          (h) Permit the Debtor or Reorganized DTVLA to modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          (i) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation, implementation or enforcement of the Plan or the Confirmation Order, except as otherwise provided herein;

          (j) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

          (k) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

          (l) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

          (m) Enter an order and/or Final Decree concluding the Chapter 11 Case.

           Notwithstanding anything to the contrary in the Plan, the Bankruptcy Court shall not have jurisdiction to govern the enforcement of the Exit Funding Documents or any rights or remedies related thereto.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          A.   THE COMMITTEE

           On and after the Effective Date, the Committee and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case other than those provided for in the Exit Funding Documents and those relating to an appeal taken by Raven Media with respect to the Put Subordination Order and any appeal that may be taken with respect to the Confirmation Order. The Committee shall be discharged, and its members shall be released from, all remaining rights and duties when it no longer has any rights under the terms of the Exit Funding Agreement and when all appeals taken by Raven Media with respect to the Put Subordination Order and by any party with respect to the Confirmation Order have been fully exhausted. Subsequent to the Effective Date, the Committee may only consist of those entities that were appointed to the Committee in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code. Subsequent to the Effective Date and until the Committee is discharged, Reorganized DTVLA shall pay the reasonable fees and expenses of one law firm retained by the Committee with respect to actual and necessary professional services rendered, solely in connection with the Committee's exercise of such rights as it may have under the Exit Funding Documents and with respect to any actions it may reasonably take in connection with any appeal taken by Raven Media with respect to the Put Subordination Order or in connection with any appeal taken with respect to the Confirmation Order.

          B.   PAYMENT OF STATUTORY FEES

           All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtor or Reorganized DTVLA as and when they become due.

          C.   DISCHARGE OF THE DEBTOR

           Except as otherwise provided herein or in the Confirmation Order (1) the rights afforded in the Plan and the treatment of all Claims and Old DTVLA Membership Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Old DTVLA Membership Interests of any nature whatsoever, (2) on the Effective Date, all such Claims against, and Old DTVLA Membership Interests in, the Debtor and Reorganized DTVLA shall be satisfied, discharged, and released in full, and (3) all Persons and Entities shall be precluded from asserting against the Debtor or Reorganized DTVLA, their successors or their assets or properties any other or further Claims or Old DTVLA Membership Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          D.   MODIFICATION OF PLAN

           Subject to the limitations contained herein, (1) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Debtor or Reorganized DTVLA, as the case may be may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

          E.   REVOCATION OF PLAN

           The Debtor reserves the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtor revokes or withdraws the Plan, then the Plan shall be null and void in all respects.

          F.   SUCCESSORS AND ASSIGNS

           The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

          G.   RESERVATION OF RIGHTS

           Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of this Plan, any statement or provision contained this Plan or the Disclosure Statement, or the taking of any action by the Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Old DTVLA Membership Interests prior to the Effective Date. None of the acceptance of the terms of this Plan, the filing of this Plan, any statement or provision contained in this Plan or the Disclosure Statement, or the taking of any action by Hughes, Darlene or any of their respective Affiliates with respect to this Plan shall be or shall be deemed to be an admission, concession or waiver prior to the Effective Date with respect to any rights of Hughes, Darlene or any of their respective Affiliates, including, without limitation, of any of their rights with respect to any of their Claims or Old DTVLA Membership Interests.

          H.   SECTION 1146 EXEMPTION

           Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax or similar tax, and the appropriate governmental entities are directed to accept for filing and recordation any of the foregoing instruments or documents without the payment of any such stamp tax or similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

          I.   FURTHER ASSURANCES

           The Debtor, Reorganized DTVLA, and all Holders of Claims or Interests receiving distributions under the Plan and all other p arties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

          J.   PLAN SUPPLEMENTS

           Forms of, or documents substantially in the form of, the Reorganized DTVLA LLC Agreement, the Exit Funding Documents, consisting of the proposed credit agreement, and a redacted copy of the Contribution Agreement shall be contained in one or more Plan Supplements filed with the Clerk of the Bankruptcy Court at least 10 days prior to the Voting Deadline; provided, however, that a Plan Supplement consisting of a document substantially in the form of the credit agreement evidencing certain terms of the Exit Funding shall be Filed on or before the date of the hearing at which the Bankruptcy Court considers approval of the Disclosure Statement. Upon its filing with the Bankruptcy Court, any Plan Supplement may be inspected in the office of the Cleric of the Bankruptcy Court during normal court hours. Holders of Claims or Old DTVLA Membership Interests may obtain a copy of any Plan Supplement upon written request to the Debtor at the addresses specified iii Article XIII.K of the Plan.

          K.   SERVICE OF DOCUMENTS AND NOTICE

           Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtor or Reorganized DTVLA shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, (c) national overnight courier, freight prepaid or
(d) fax, assessed as follows:

                   DirecTV Latin America
                   2400 East Commercial Boulevard
                   Fort Lauderdale, FL 33308
                   Attn: President
                   Fax: (954) 958-3483

                   and

                   DirecTV Latin America
                   2400 East Commercial Boulevard
                   Fort Lauderdale, FL 33308
                   Attn: General Counsel
                   Fax: (954) 958-3362

                   with copies to:

                   Mayer, Brown, Rowe & Maw, LLP
                   190 South LaSalle Drive
                   Chicago, Illinois 60603
                   Attn: Stuart M. Rozen
                   Fax: (312)701-7711

          L.   ENTIRE AGREEMENT

           This Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Plan.



Dated:  January, 2004

                                      DIRECTV LATIN AMERICA LLC

                                      Debtor and Debtor-in-Possession

                                      By: /s/ Lawrence N. Chapman
                                         ---------------------------------------
                                          Name:   Lawrence N. Chapman
                                          Title:  President and Chief Operating
                                                  Officer

                                    EXHIBIT A
                                    ---------

                               OPERATING COMPANIES

                                                          DEBTOR         HUGHES         DARLENE        OTHER
                                                          EQUITY         EQUITY         EQUITY        EQUITY            ROLL-UP
                                                            (%)            (%)            (%)           (%)            TREATMENT
                                                            ---            ---            ---           ---            ---------
DTVLA OPERATING COMPANIES

Galaxy Entertainment Argentina, S.A.1                      51.0%          20.0%           9.0%           0.0%          Transferred
Galaxy Brasil Ltda.                                       100.0%           0.0%           0.0%           0.0%                Owned
Galaxy de Colombia LItda.                                  90.9%           3.9%           5.2%           0.0%          Transferred
DIRECTV Trinidad Limited                                  100.0%           0.0%           0.0%           0.0%                Owned
DIRECTV de Uruguay, Ltda.2                                100.0%           0.0%           0.0%           0.0%                Owned
DIRECTV Caribbean LLC                                     100.0%           0.0%           0.0%           0.0%                Owned


NON-DEBTOR OPERATING COMPANIES

Grupo Galaxy Mexicana, S.R.L. de C.V.3                      0.0%          92.0%           0.0%           8.0%          Transferred
Satelites de Puerto Rico, Ltd.                              0.0%          40.0%          60.0%           0.0%          Transferred
Galaxy Entertainment de Venezuela, C.A.                     0.0%          19.5%          80 5%           0.0%          Transferred
Galaxy Ecuador S.A.                                         0.0%           0.0%          33.5%          66.5%       Tier II Option
Galaxy Nicaragua, S.A.                                      0.0%           0.0%          40.0%          60.0%       Tier II Option
Galaxy Directos de Satelite, S.A.                           0.0%           0.0%          40.0%          60.0%       Tier II Option
(Costa Rica)

Direct Vision, S.A. (Panama)                                0.0%           0.0%          40.0%          60.0%                  N/A
VTR Cable Express, S.A. (Chile)                             0.0%           0.0%           0.0%         100.0%                  N/A
Comtech, S.A. (Guatemala)                                   0.0%           0.0%           0.0%         100.0%                  N/A
Telecosmos, S.A. (El Salvador)                              0.0%           0.0%           0.0%         100.0%                  N/A


--------------------------
(1) The Debtor is the legal holder of 80% of the equity of Galaxy Entertainment Argentina, S.A, but holds 29% of the beneficial ownership for Darlene.

(2) Due to local regulations, the "social quotas" of DIRECTV de Uruguay SRL are held on the Debtor's behalf by local fiduciary holders. The Debtor has beneficial ownership of all shares.

(3) The 92% represents the approximate percentage of the total equity indirectly owned by Hughes, through its wholly-owned subsidiary, Holdings. Hughes indirectly owns 100% of the non-voting series N partnership interests and 49% of the full voting series B partnership interests, and other equity holders retain the remaining series B partnership interests.

                                    EXHIBIT B
                                    ---------

                             NON-OPERATING COMPANIES

                                                          DEBTOR          HUGHES        DARLENE       OTHER
                                                          EQUITY          EQUITY        EQUITY        EQUITY          ROLL-UP
                                                            (%)             (%)           (%)           (%)          TREATMENT
                                                            ---             ---           ---           ---          ---------
DTVLA NON-OPERATING COMPANIES

Galaxy Latin America Investments, LLC                      100.0%            0.0%         0.0%          0.0%           N/A
Galaxy Latin America Investments & Company, S. en. C.      100.0%            0.0%         0.0%          0.0%           N/A

NON-DEBTOR NON-OPERATING COMPANIES

California Boadcast Center LLC                               0.0%          100.0%         0.0%          0.0%        Transferred
Servicios Galaxy SAT III R, C.A.                             0.0%           19.5%        80.5%          0.0%        Transferred
SurFin Ltd.                                                  0.0%           75.0%        25 0%          0.0%        Transferred
White Holding Mexico S. de R.L. de C.V.                      0.0%           75.0%        25.0%          0.0%        Transferred
White Holding, B.V.                                          0.0%           75.0%        25.0%          0.0%        Transferred
Dish Placement Services Limited                              0.0%           75.0%        25.0%          0.0%        Transferred
